                                                                   EXHIBIT T3B-6



                                     BYLAWS

                                       OF

                   CHASETEL REAL ESTATE HOLDING COMPANY, INC.

                      A corporation organized and existing
                    under the laws of the State of Tennessee

                                   ARTICLE I

                                    OFFICES

The corporation may have such offices, either within or without the State of Tennessee, as the board of directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such place and on such day during the third month after the close of the fiscal year as may be set by the board of directors, or at any other time after the close of the fiscal year as may be set by the board of directors, at which time the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be held at any time at the call of the board of directors, the President, any director or by the holders of not less than one-tenth (1/10) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if such holders sign, date and deliver to the corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 3. Place of Meeting. All meetings of shareholders shall be held at such place, whether within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. If no designation is made, the place of the meeting shall be the principal office of the corporation.

Section 4. Action Without Meeting. Action required or permitted by the Tennessee Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating each signing

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                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I - OFFICES.............................................................................................  1

ARTICLE II - SHAREHOLDERS.......................................................................................  1

   Section 1.        Annual Meeting.............................................................................  1
   Section 2.        Special Meetings...........................................................................  1
   Section 3.        Place of Meeting...........................................................................  1
   Section 4.        Action Without Meeting.....................................................................  1
   Section 5.        Notice of Meeting..........................................................................  2
   Section 6.        Notice of Right to Dissent.................................................................  2
   Section 7.        Record Date................................................................................  2
   Section 8.        List of Shareholders at Meeting............................................................  2
   Section 9.        Quorum.....................................................................................  3
   Section 10.       Voting.....................................................................................  3
   Section 11.       Proxies....................................................................................  3

ARTICLE III - BOARD OF DIRECTORS................................................................................  3

   Section 1.        Board of Directors.........................................................................  3
   Section 2.        Election and Tenure........................................................................  3
   Section 3.        Newly Created Directorships and Vacancies..................................................  3
   Section 4.        Regular Meeting............................................................................  4
   Section 5.        Special Meetings...........................................................................  4
   Section 6.        Action Without Meeting.....................................................................  4
   Section 7.        Notice.....................................................................................  4
   Section 8.        Conference Meetings........................................................................  4
   Section 9.        Quorum and Voting..........................................................................  4
   Section 10.       Compensation...............................................................................  5
   Section 11.       Resignations...............................................................................  5

ARTICLE IV - NOTICES............................................................................................  5

   Section 1.        Form.......................................................................................  5
   Section 2.        Effective Time.............................................................................  5
   Section 3.        Waiver of Notice...........................................................................  5

ARTICLE V - OFFICERS............................................................................................  6

   Section 1.        Officers...................................................................................  6
   Section 2.        Election and Term of Office................................................................  6
   Section 3.        Removal....................................................................................  6
   Section 4.        President..................................................................................  6
   Section 5.        Vice President.............................................................................  6
   Section 6.        Secretary..................................................................................  7
   Section 7.        Treasurer..................................................................................  7

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                                TABLE OF CONTENTS

                                                                                                                Page
   Section 8.        Duties.....................................................................................  7
   Section 9.        Resignation................................................................................  7
   Section 10.       Compensation...............................................................................  7

ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS.............................................................  7

   Section 1.        Contracts..................................................................................  7
   Section 2.        Loans......................................................................................  8
   Section 3.        Checks, Drafts, Etc........................................................................  8
   Section 4.        Deposits...................................................................................  8

ARTICLE VII - CERTIFICATES REPRESENTING SHARES AND TRANSFER OF SHARES...........................................  8

   Section 1.        Certificates for Shares....................................................................  8
   Section 2.        Transfer of Shares.........................................................................  9
   Section 3.        Lost, Stolen, or Destroyed Certificates....................................................  9

ARTICLE VIII - INDEMNIFICATION..................................................................................  9

   Section 1.        Mandatory Indemnification..................................................................  9
   Section 2.        Non-exclusiveness; Heirs...................................................................  10
   Section 3.        Purchase of Insurance......................................................................  10

ARTICLE IX - VOTING OF SECURITIES OF OTHER CORPORATIONS.........................................................  10

ARTICLE X - FISCAL YEAR.........................................................................................  10

ARTICLE XI - SEAL...............................................................................................  10

ARTICLE XII - AMENDMENTS........................................................................................  11

                                     BYLAWS

                                       OF

                   CHASETEL REAL ESTATE HOLDING COMPANY, INC.

shareholder's vote or abstention on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 5. Notice of Meeting. Written notice stating the place, date, and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called and the person or persons calling the meeting shall be delivered to all shareholders entitled to vote at the meeting either personally (written or oral) or by mail, by or at the direction of the person or persons calling the meeting. The business transacted at any special meeting shall be limited to the purposes stated in such notice. Such notice shall be delivered not less than ten (10) days nor more than two (2) months before the meeting date, and shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears an the stock transfer books of the corporation, with postage thereon prepaid.

Section 6. Notice of Right to Dissent. If shareholders are to vote at a meeting on a corporate action which would give rise to a dissenting shareholder's right to payment for his shares under Section 48-23-102 of the Tennessee Business Corporation Act, the meeting notice must state that shareholders are or may be entitled to assert dissenter's rights and such notice must be accompanied by a copy of Chapter 23 of the Tennessee Business Corporation Act. If the corporate action creating dissenter's rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in Section 48-23-203 of the Tennessee Business Corporation Act.

Section 7. Record Date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote or to take any other action, the board of directors may fix, in advance, a date as the record date for one or more voting groups. Such date shall be not more than seventy (70) days before the date of any such meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting. If no record date is fixed, the record date for determining the shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the date before the first notice is delivered to shareholders, or, in the case of a distribution to shareholders, the date on which the board of directors authorizes the distribution.

Section 8. List of Shareholders at Meeting. An alphabetical list of shareholders as of the record date shall be open for inspection by any shareholder, beginning two (2) days after the notice of the meeting is given and continuing through the meeting, at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the persons challenged to vote at such meeting. Failure to comply with this Section 8 shall not affect the validity of any action taken at a meeting.

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Section 9. Quorum. A majority of the votes entitled to be cast on the matter by the shareholders, represented in person or by proxy, shall constitute a quorum of the shareholders for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. A meeting may be adjourned despite the absence of a quorum.

Section 10. Voting. If a quorum exists, action on a matter (other than the election of directors) by the shareholders is approved if the votes cast by the shareholders favoring the action exceed the votes cast opposing the action, unless otherwise provided by statute. The election of directors shall be by plurality vote of the shares entitled to vote in the election at a meeting at which a quorum is present. At each meeting of the shareholders, and upon each proposal presented at such meetings, every shareholder of record shall be entitled to one (1) vote per each share of stock standing in the name of the shareholder on the books of the corporation, unless otherwise provided in the charter.

Section 11. Proxies. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by a duly authorized attorney-in-fact. Such proxy shall be effective when received by the Secretary of the corporation or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless an irrevocable proxy has been given as permitted by law.

                                  ARTICLE III

                               BOARD OF DIRECTORS

Section 1. Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors. The number of directors shall be not less than one (1) nor more than nine (9). The number of directors may be fixed, increased or decreased within the limits set herein by the board of directors or shareholders. Directors need not be residents of the State of Tennessee or shareholders of the corporation.

Section 2. Election and Tenure. Except for the initial directors, the directors shall be elected at annual meetings of the shareholders. The terms of the initial directors of the corporation shall expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election at which directors are elected.

Section 3. Newly Created Directorships and Vacancies. Each newly created directorship resulting from an increase in the number of directors and any vacancy occurring in the board of directors for any reason may be filled by a vote of the shareholders or a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or, if there is no predecessor, then until the next annual meeting of the shareholders.

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Section 4. Regular Meeting. A regular meeting of the board of directors shall be held without notice other than this Bylaw immediately after, and in the same place as, the annual meeting of shareholders. The board of directors may provide, by action taken at a meeting, or consent as provided in Section 6 below, the time and place, either within or without the State of Tennessee, for the holding of additional regular meetings without notice other than such action.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the board of directors may select any place, either within or without the State of Tennessee, as a place for holding any special meeting of the board of directors called by such person or persons.

Section 6. Action Without Meeting. Action required or permitted by the Tennessee Business Corporation Act to be taken at a board of directors' meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board of directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

Section 7. Notice. Notice of time and place of any special meeting, and any regular meeting if such notice is not provided for as set forth in Section 4, of the board of directors shall be given to each director at either his or her business or residence address, as shown by the records of the Secretary of the corporation, at least forty-eight (48) hours prior to such meeting if mailed and at least twenty-four (24) hours prior to such meeting if delivered or given in person or by telephone, facsimile, telegraph or other similar means (written or oral). Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors needs to be specified in the notice or waiver of notice of such meeting.

Section 8. Conference Meetings. The board of directors, or any committee designated by such board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The directors shall be promptly furnished a copy of the minutes of such conference meeting.

Section 9. Quorum and Voting. A quorum of the board of directors consists of:
(i) a majority of the fixed number of directors if the corporation has a fixed board size; or (ii) a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the corporation has a variable-ranged size board of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless these Bylaws require the

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vote of a greater number of directors. A director who is present at a meeting of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the meeting to the holding of the meeting or the transaction of business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

Section 10. Compensation. By action of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors. The board of directors may also fix other compensation for a director. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11. Resignations. Any director may resign at any time by delivering written notice to the corporation, the board of directors, or the President. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon delivery of such notice; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV

                                     NOTICES

Section 1. Form. Notice shall be in writing, except that oral notice is effective if it is reasonable under the circumstances and not prohibited by these Bylaws.

Section 2. Effective Time. Written notice by the corporation to the shareholders, if in a comprehensible form, is effective when mailed, if mailed postage-paid and correctly addressed to the address of the shareholder shown in the corporation's current record of shareholders. Written notice by the corporation to the directors, if in a comprehensible form, is effective when mailed, if mailed postage-paid and correctly addressed to the address of the director at either his or her business address or residence address, as shown by the records of the Secretary of the corporation. If mailed, such notice shall be deemed to be delivered when deposited, so addressed and with postage prepaid, in the United States mail. If such notice is given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. In all other cases, written notice, if in a comprehensible form, is effective at the earliest of (a) when received, (b) five (5) days after deposit in the United States mail, if mailed correctly addressed with first class postage affixed thereon, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated, if communicated in a comprehensible manner.

Section 3. Waiver of Notice. Whenever a notice is required to be given by statute or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice,

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

whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, (a) a shareholder's attendance at a meeting waives:
(1) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting; and (2) objection to the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented; and (b) a director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE V

                                    OFFICERS

Section 1. Officers. The corporation shall have two (2) officers: a President and a Secretary, and such other officers as may be named by the board of directors, Any two offices may be held by the same person, except the offices of President and Secretary. No officer need be a director or shareholder.

Section 2. Election and Term of Office. The officers of the corporation shall be appointed by the board of directors. Each officer shall hold office until the expiration of the term for which he or she is appointed and until his or her successor has been duly elected or appointed and qualified except that the term of office of any officer who dies, resigns or is removed shall end immediately upon such event. Appointment of an officer or agent shall not of itself create contract rights.

Section 3. Removal. Any officer may be removed by the board of directors at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. President. The President shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business affairs of the corporation and see that all orders and actions of the board of directors are carried into effect. The President shall, when present, preside at all meetings of the shareholders and of the board of directors. The President may sign with the Secretary, or any other proper officer of the corporation, any deeds, mortgages, bonds, or other instruments and any contracts or documents made, executed and delivered in the ordinary course of business or which the board of directors has authorized to be executed, except in cases where the signing and the execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the board of directors from time to time.

Section 5. Vice President. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President shall perform the duties of the President, and so acting shall have all the powers of and be subject to all the restrictions on the President.

The Vice President shall also perform such other duties as from time to time may be prescribed by the President or by the board of directors.

Section 6. Secretary. The Secretary shall keep the minutes of the shareholders' meetings and of the board of directors' meetings, in one or more books provided for that purpose; shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall be custodian of the corporate records and of the seal of the corporation and shall see that the seal, if any, of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; shall keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; shall sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by action of the board of directors; shall have charge of the stock transfer books of the corporation; shall in general perform all duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the President or by the board of directors.

Section 7. Treasurer. The Treasurer of the corporation shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or by the board of directors.

Section 8. Duties. In addition to the authority and duties set forth in these Bylaws, each officer shall have the authority and shall perform the duties, to the extent consistent with these Bylaws, prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

Section 9. Resignation. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date: An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

Section 10. Compensation. The compensation of the officers shall be fixed from time to time by the board of directors, or by an officer authorized by the board of directors, and no officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract and to execute and deliver any instrument, except certificates for shares of the corporation, in the name of and on behalf of the corporation; and such authority may be general or confined to specific instances.

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

Section 2. Loans. No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authority is specifically given by action of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by action of the board of directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

                                  ARTICLE VII

             CERTIFICATES REPRESENTING SHARES AND TRANSFER OF SHARES

Section 1. Certificates for Shares. Shares of the corporation may but need not be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors and shall include on the face thereof:

         (a)      the name of the corporation;

         (b) that the corporation is organized under the laws of this state;

         (c)      the name of the person to whom issued; and

         (d) the number and class of shares, and the designation of the series, if any, which such certificate represents.

If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each class (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish a shareholder this information on request in writing and without charge.

Also, any restriction on the transfer or registration of transfer of shares shall be noted conspicuously on the front or back of the certificate or shall be contained in the information statement required by Section 48-16-207(b) of the Tennessee Business Corporation Act.

All certificates for shares shall be consecutively numbered or lettered. The name and address of the person to whom the certificate is issued with the number of shares and the date of issue shall be entered on the stock transfer books of the corporation. The President and the Secretary, or such other officer or officers as may be designated by the board of directors, shall sign, either manually or in facsimile, all certificates for shares of the corporation.

The board of directors may authorize the issuance of some or all of the shares of the corporation without certificates. If so authorized, within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information set forth above, together with any restrictions, if applicable, on the transfer of such shares.

Section 2. Transfer of Shares. Shares of the corporation shall be transferred on its stock transfer books only upon delivery to the corporation (or transfer agent) of proper evidence of succession, assignment or authority to transfer and, if the shares are represented by certificates, upon the surrender to the corporation of the share certificates duly endorsed by the holder of record thereof or duly endorsed by his legal representative. Upon delivery of such proper evidence and the share certificates, if any, the surrendered certificates shall be canceled, new certificates shall be issued to the person entitled to them, and the transaction shall be recorded on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new share certificate in the place of any certificate previously issued where the holder of record of that certificate:

         (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

         (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and before the corporation has notice of any adverse claim;

         (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

         (d) satisfies any other reasonable requirements imposed by the corporation.

When a certificate has been lost, destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he or she has notice of it, and the corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 1. Mandatory Indemnification. The corporation shall indemnify, and advance expenses to, any person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The indemnification required by this Article shall include, without limitation, mandatory indemnification of a director or officer or if the corporation could indemnify such person under T.C.A. Sections 48-18-502, 48-18-507 or 48-18-509, or under any successor statute.

Section 2. Non-exclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the charter, these Bylaws, any agreement, any insurance purchased by the corporation, or otherwise and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 3. Purchase of Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of the Tennessee Business Corporation Act.

                                   ARTICLE IX

                   VOTING OF SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the board of directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote, or in the name of the corporation to execute proxies to vote, at any meetings of shareholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may from time to time, confer like powers upon any other person or persons.

                                   ARTICLE X

                                   FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   ARTICLE XI

                                      SEAL

The board of directors may provide a corporate seal which shall be circular in form and which shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "corporate seal."

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                                  ARTICLE XII

                                   AMENDMENTS

The board of directors may amend or repeal these Bylaws unless (1) the Tennessee Business Corporation Act reserves this power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending or repealing a particular Bylaw expressly provide that the board of directors may not amend or repeal that Bylaw. The shareholders of the corporation may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its board of directors.

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